Consent of Attorney


Enhanced Management Corporation
13771 Danielson Street, Suite #E
Poway, California 92064



RE: Form SB-2 of Enhanced Management Corporation filed with the Securities and Exchange Commission on or about January 24, 2000 ("Form SB-2").

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".

Sincerely,


/s/ Jeffrey Mackay
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Jeffrey Mackay
501 West Broadway, Suite #550
San Diego, CA  92101